PARAMOUNT RESOURCES LTD.

INSTRUMENT OF PROXY	This Proxy is solicited by Management and will be used at the Annual and Special Meeting of Holders of the Common Shares of Paramount Resources Ltd. to be held June 2, 2004

The undersigned shareholder of Paramount Resources Ltd. (the “Corporation”) hereby appoints Clayton H. Riddell of Calgary, Alberta, or failing him, James H. T. Riddell of Calgary, Alberta, or instead of either of them                                                                                  the true and lawful attorney and proxy of the undersigned to attend, act and vote in respect of all shares held by the undersigned with full power of substitution at the Annual and Special Meeting of the Shareholders of the Corporation to be held on Wednesday, June 2, 2004, and at any adjournment or adjournments thereof and every poll which may take place in consequence thereof. The undersigned hereby specifically directs and instructs the said proxyholder to vote the shares represented by this instrument of proxy in the following manner:

1.	VOTE FOR ☐ OR WITHHOLD FROM VOTING ☐ on the election as Directors of those persons listed as nominees in the enclosed Management Information and Proxy Circular.

2.	VOTE FOR ☐ OR WITHHOLD FROM VOTING ☐ on the appointment of Messrs. Ernst & Young LLP, Chartered Accountants, as auditors for the current year and the authorization of the directors to fix their remuneration.

3.	VOTE FOR ☐ OR WITHHOLD FROM VOTING ☐ on the approval of the amendment to the Share Option Plan to permit the issuance of share option agreements to directors.

4.	In their discretion, with respect to amendments or variations to matters identified in the Notice of Meeting and all other matters as may properly come before the meeting.

The undersigned hereby revokes any proxy previously given.

DATED this day of , 2004 Signature of Shareholder

Notes:

(1)	This Instrument of Proxy should be dated and signed by the Shareholder or attorney authorized in writing. If the Shareholder is a corporation, the Instrument of Proxy should be signed under its corporate seal or by its duly authorized officer or officers. Persons signing as executors, administrators, attorneys, trustees, etc. should so indicate and provide their full title as such. If not dated, this Instrument of Proxy shall be deemed to bear the date of May 28, 2004.

(2)	This Instrument of Proxy should be read in conjunction with the accompanying Notice of Meeting and Management Information and Proxy Circular.

(3)	This Instrument of Proxy and the power of attorney (if any) under which it is signed will not be valid and will not be acted upon or voted unless completed as outlined herein and deposited at least 48 hours (excluding Saturdays and holidays) prior to the commencement of the Meeting or any adjournment or adjournments thereof either at:

(a)	the registered office of the Corporation, Paramount Resources Ltd., 4700 – 888 Third Street S.W., Calgary, Alberta T2P 5C5, or

(b)	the Corporation’s transfer agent, Computershare Investor Services, Sixth Floor, Watermark Tower, 530 Eighth Avenue S.W., Calgary, Alberta T2P 3S8, Attention: Corporate Trust Department.

(4)	Shareholders have the right to appoint a person to attend and act for them at the Meeting other than the persons designated in the Instrument of Proxy and may do so either by deleting the names of the designated persons and inserting the name of the person they wish to appoint in the space provided in this Instrument of Proxy, or by completing another proper form of proxy. The proxyholder is not required to be a shareholder of the Corporation.

(5)	This Proxy is solicited by the Management of the Corporation and on any ballot called for will be voted “for” or voted “against” or “with” or “without” authority to vote in accordance with the instructions given by the shareholder; in the absence of any contrary instructions, the proxy will be voted “for” the itemized matters and in favour of Management’s proposals generally.

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